Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned does hereby make, constitute and appoint each of Jasmine Farrington and Lindsey Lee, or each of them, as the undersigned's true and lawful attorney-in-fact to:

(1) (a) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of GreenBox POS (“GreenBox”), any Forms 3, 4 and 5 and any other forms or any amendments thereto (the “Section 16 Forms”), required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, (b) any Form 13-H and any other forms or any amendments thereto (the “Section 13(h) Forms”) required to be filed in accordance with Section 13(h) of the Exchange Act and any related rules thereunder, and (c) a Form ID and any other forms or applications, including applications for EDGAR access codes and passwords, required to be filed or submitted in accordance with Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order to file a Section 16 Form electronically (a “Form ID” and, together with the Section 16 Forms and the Section 13(h) Forms, the “Forms”);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and any amendments thereto, and the timely filing of such Forms with the United States Securities and Exchange Commission and any stock exchange or other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is GreenBox assuming, any of the undersigned's responsibilities to comply with Section 13(h) or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms with respect to the undersigned's holdings of and transactions in securities issued by GreenBox, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

The undersigned understands and acknowledges that the Securities and Exchange Commission requires any electronic requests for a Form ID and/or Passphrase be authenticated. The undersigned hereby confirms the authenticity of any such electronic request submitted for a Form ID and/or Passphrase, or any update thereto, by any of the foregoing attorneys-in-fact on or after the date hereof.

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of December 2022.

/s/ Ezra Laniado
Ezra Laniado